NEWS RELEASE                      EXHIBIT 99.1

CONTACT:

Bob Aronson

Director of Investor Relations

(800) 579-2302

(baronson@stagestores.com)

FOR IMMEDIATE RELEASE

STAGE STORES ANNOUNCES THIRD QUARTER AND NINE MONTHS RESULTS AND NOVEMBER SALES

HOUSTON, TX, December 4, 2001 -- Stage Stores, Inc. (OTC: STGS) today announced results for the third quarter and nine months ended November 3, 2001 and sales for the four week November period ended December 1, 2001.

Third Quarter Results - As Reported

Comparable store sales for the third quarter ended November 3, 2001 increased 8.8% as compared to the same period last year. Total sales for the third quarter of 2001 were $195.8 million as compared to $216.6 million for the third quarter of 2000. The decrease in total sales reflects the closure of 127 stores since the prior year third quarter associated with the Company's Chapter 11 reorganization efforts.

As previously disclosed, the Company emerged from bankruptcy on August 24, 2001. In conjunction with its Chapter 11 reorganization and emergence efforts, during this year's third quarter, the Company recorded pretax charges of $14.7 million for reorganization related items and $35.2 million related to the adoption of "fresh start" reporting as set forth in the American Institute of Certified Public Accountants Statement of Position 90-7 "Financial Reporting of Entities in Reorganization Under the Bankruptcy Code". With these items included, the Company's reported net loss for the third quarter of this year, before extraordinary item, was $36.1 million, or $1.81 per share on both a basic and diluted basis. This compares to a reported net loss for the prior year period of $15.9 million, or $0.57 per share on both a basic and diluted basis. The prior year's results also include certain charges related to the Company's reorganization efforts. In addition, during this year's third quarter, the Company recorded an extraordinary gain on debt discharge under the Company's Plan of Reorganization, net of taxes, of $266.0 million. Net income as reported after extraordinary item was $229.9 million, or $11.51 per share.

Third Quarter Results - Proforma

As discussed above, reported results for the third quarter include certain charges and expenses related to the Company's Chapter 11 reorganization and emergence efforts. In order to illustrate what the Company's third quarter's results would look like in each period after the elimination of these charges and expenses, proforma results have been included. The proforma presentations of operating results also adjust for the impact of the Company's post-emergence capital structure and associated financing costs, remove the net operating results of stores closed during the reorganization period and back out the adjustment to accrete the yield on repurchased accounts receivable. The actual and proforma results reported in this news release are not intended to be indicative of future period results. Future period results will be subject to certain risks and uncertainties as discussed in the safe harbor paragraph below.

Net income for this year's third quarter, on a proforma basis, was $11.6 million, or $0.58 per share on both a basic and diluted basis, as compared to net income for last year's third quarter, on a proforma basis, of $2.7 million, or $0.14 per share on a comparable share basis.

Nine Months Results - As Reported

Comparable store sales for the nine-month period ended November 3, 2001 increased 16.7% as compared to the same period last year. Total sales for the year-to-date 2001 period were $586.9 million as compared to $662.4 million for last year. The Company's reported net loss for this year before extraordinary item, which includes the charges and expenses as discussed above, was $27.4 million, or $1.37 per share on both a basic and diluted basis, as compared to a reported net loss of $138.0 million, or $4.91 per share, last year. The Company reported net income of $238.6 million, or $11.94 per share, after extraordinary item.

Nine Months Results - Proforma

Proforma net income for the nine-month period, after adjusting for the items discussed above, was $33.4 million, or $1.67 per share this year on both a basic and diluted basis versus proforma net income of $9.7 million, or $0.48 per share on a comparable share basis, a year ago.

November 2001 Sales

Comparable store sales for the four week November period ended December 1, 2001 increased 25.5% as compared to the four week November period ended November 25, 2000. Comparable store sales for November 2001 benefited from the fact that the week after Thanksgiving fell into the November period this year while it fell into the December period last year. Adjusting for the post-Thanksgiving week's calendar shift, comparable store sales during November 2001 increased 9.9%. This calendar shift will have a resultant impact on comparable store sales reported for December 2001. As a point of reference, the following table presents comparable store sales in the fourth quarter of last year which the Company will report against in the current year:

4th Quarter 2000 Comparable Store Sales ($ in Millions)
Period	Fiscal Period Basis		Calendar Adjusted Basis
November	$60.7		$69.3
December	137.7		125.4
January	47.2	(5 weeks)	38.5	(4 weeks)
Total	$245.6		$233.2

Total sales for the fiscal month of November this year were $76.9 million versus total fiscal month sales of $73.0 million last year. The Company operated 342 stores during November of this year compared to 469 stores in the November period last year

Conference Call Information

The Company will host a conference call today at 11:00 a.m. Eastern Time to discuss the third quarter's results. Individual investors and other interested parties can listen to a live webcast of the Company's conference call by logging on to the companyboardroom website, while institutional investors can access the call through the streetevents website.  A replay will be available online at each web site until midnight on December 11, 2001.

Stage Stores, Inc. brings nationally recognized brand name apparel, accessories, cosmetics and footwear for the entire family to small towns and communities throughout the south central United States. The company currently operates 342 stores in 13 states under the Stage, Bealls and Palais Royal names.

On the effective date of the Company's Plan of Reorganization, August 24, 2001, Stage Stores, Inc., a Delaware corporation, merged into its wholly-owned subsidiary, Specialty Retailers, Inc. (NV), a Nevada corporation (the "Merger Date"). On the Merger Date, Specialty Retailers, Inc. (NV), the surviving corporation, changed its name to Stage Stores, Inc. For all periods referenced, Stage Stores, Inc. and its predecessor in interest are both referred to above as "Stage Stores" or the "Company".

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including comments about future period results and expectations regarding comparable store sales during December 2001. The Company intends forward looking terminology such as "believes", "expects", "may", "will", "should", "anticipates", "plans" or similar expressions to identify forward-looking statements. Such statements are subject to certain risks and uncertainties which could cause the Company's actual results to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties include, but are not limited to, those described in the Company's Form 10, as filed with the Securities and Exchange Commission (the "SEC") on October 29, 2001, and other factors as may periodically be described in other Company filings with the SEC.

(Tables to Follow)

Stage Stores, Inc.
Consolidated Statements of Operations
(in thousands, except earnings per share)
(unaudited)

	Actual Thirteen Weeks Ended (1)
	November 3, 2001		October 28, 2000
	Amount	% to Sales	Amount	% to Sales

Net sales	$ 195,808	100.0%	$ 216,582	100.0%
Cost of sales and related buying, occupancy and distribution expenses	136,028	69.5%	166,427	76.8%
	______________		______________
Gross profit	59,780	30.5%	50,155	23.2%
Selling, general and administrative expenses	40,764	20.8%	55,083	25.4%
Reorganization items and store closure costs	14,710	7.5%	3,166	1.5%
Fresh-start adjustments	35,249	18.0%	-	0.0%
Interest, net	1,199	0.6%	7,819	3.6%
	______________		______________
Income (loss) before income tax and extraordinary item	(32,142)	-16.4%	(15,913)	-7.3%
Income tax expense	3,925	2.0%	25	0.0%
	______________		______________
Income (loss) before extraordinary item	(36,067)	-18.4%	(15,938)	-7.4%
Extraordinary item - gain on debt discharge	265,978	135.8%	-	0.0%
	______________		______________
Net income (loss)	$ 229,911	117.4%	$ (15,938)	-7.4%
	============		============

Basic & Diluted earnings (loss) per common share data:
Basic & Diluted earnings (loss) per common share before extraordinary item	$ (1.81)		$ (0.57)
Extraordinary item - gain on debt discharge per common share	13.32		-
	_______		_______
Basic & Diluted earnings (loss) per common share	$ 11.51		$ (0.57)
	=====		=====
Basic & Diluted weighted average common shares outstanding	19,973		28,096
	=====		=====

	Proforma Thirteen Weeks Ended
	November 3, 2001		October 28, 2000
	Amount	% to Sales	Amount	% to Sales

Net sales	$ 195,808	100.0%	$ 179,739	100.0%	(a)
Cost of sales and related buying, occupancy and distribution expenses	135,491	69.2%	136,930	76.2%
	______________		______________
Gross profit	60,317	30.8%	42,809	23.8%
Selling, general and administrative expenses	40,999	20.9%	38,010	21.1%	(a),(b)
Reorganization items and store closure costs	-	0.0%	-	0.0%	(a)
Fresh-start adjustments	-	0.0%	-	0.0%	(c)
Interest, net	356	0.2%	356	0.2%	(d)
	______________		______________
Income before income tax and extraordinary item	18,962	9.7%	4,443	2.5%
Income tax expense	7,395	3.8%	1,733	1.0%	(e)
	______________		______________
Income before extraordinary item	11,567	5.9%	2,710	1.5%	(a)
Extraordinary item - gain on debt discharge	-	0.0%	-	0.0%	(c)
	______________		______________
Net income	$ 11,567	5.9%	$ 2,710	1.5%	(a)

Basic & Diluted earnings per common share	$ 0.58		$ 0.14
	=====		=====
Basic & Diluted weighted average common shares outstanding	19,973		19,973		(f)
	=====		=====

Proforma EBITDA	$ 23,001	11.7%	$ 7,792	4.3%	(g)
	=====		=====

     (1)   Actual results of operations are presented on a combined basis with operations prior to September 1, 2001 reflecting those of the predecessor company. The Company emerged from bankruptcy on August 24, 2001 (the "Effective Date"). For financial reporting purposes, the Effective Date was assumed to be September 1, 2001, the last day of the Company's seventh fiscal period. The adjustments to reflect the consummation of the Company's Plan of Reorganization, including the gain on discharge of pre-petition liabilities and the adjustment to record assets and liabilities at their fair value, were recorded on the Effective Date. Accordingly, the Company's post-reorganization financial statements are not comparable to the pre-reorganization financial statements.

  Reported results have been adjusted to eliminate the net expense resulting from the Company's Chapter 11 Proceedings, subsequent reorganization efforts and store closures. This includes the reported sales, cost of sales including occupancy costs and direct operating expenses of the stores included in the 1999 and 2000 Store Closure Programs and the six stores closed during 2001 prior to September 1, 2001, the effective date of emergence from bankruptcy for accounting purposes (the "Effective Date"). Reported depreciation expense prior to the Effective Date is also adjusted for the impact of the basis reduction to recorded property, equipment and leasehold improvements due to fresh-start adjustments. The Company estimates the annual depreciation expense on the adjusted basis of depreciable assets owned as of Effective Date to be approximately $12.0 million annually. Proforma results include depreciation expense of $3.7 million and $3.4 million for the thirteen weeks ended November 3, 2001 and October 28, 2000, respectively.

  Securitization interest included in proforma results for each period presented is $2.0 million. Proforma securitization interest consists of (i) proforma interest of $0.7 million for four weeks based on $175.0 million of borrowings (based on outstanding borrowing levels at September 1, 2001) at an interest rate of 3.95% plus unused facility fees and amortization of debt issue costs and (ii) actual securitization interest of $1.3 million for the nine weeks ended November 3, 2001. The adjustment to accrete yield on repurchased receivables of $12.5 million in the thirteen weeks ended October 28, 2000 has been eliminated.

  Reported results have been adjusted to eliminate the effect of fresh-start adjustments and the extraordinary item - gain on debt discharge.

  Proforma interest expense included for each period presented is based on (i) proforma interest of $0.1 million for four weeks based on fees associated with outstanding letters of credit of $14.1 million, amortization of debt issue costs and no outstanding borrowings and (ii) actual interest expense of $0.2 million for the nine weeks ended November 3, 2001. Reported interest expense related to the debtor-in-possession financing of $1.0 million and $7.8 million in the thirteen weeks ended November 3, 2001 and October 28, 2000, respectively, has been eliminated.

  Reported tax expense has been adjusted to reflect a 39% effective rate.

  Weighted average shares outstanding represent the shares of new common stock issued under the Plan. All common share equivalents were anti-dilutive during the period.

  Proforma EBITDA calculated as follows:

	Thirteen Weeks Ended
	November 3, 2001	October 28, 2000
Proforma income before income tax and extraordinary item	$18,962	$4,443
Proforma interest expense	356	356
Proforma depreciation expense	3,683	3,372
Proforma EBITDA	$23,001	$8,171
	======	======

Stage Stores, Inc.
Consolidated Statements of Operations
(in thousands, except earnings per share)
(unaudited)

	Actual Thirty-nine Weeks Ended (1)
	November 3, 2001		October 28, 2000
	Amount	% to Sales	Amount	% to Sales

Net sales	$ 586,895	100.0%	$ 662,389	100.0%
Cost of sales and related buying, occupancy and distribution expenses	408,921	69.7%	514,712	77.7%
	______________		_______________
Gross profit	177,974	30.3%	147,677	22.3%
Selling, general and administrative expenses	132,192	22.5%	174,656	26.4%
Reorganization items and store closure costs	23,141	3.9%	79,146	11.9%
Fresh-start adjustments	35,249	6.0%	-	0.0%
Interest, net	10,872	1.9%	31,776	4.8%
	______________		_______________
Income (loss) before income tax and extraordinary item	(23,480)	-4.0%	(137,901)	-20.8%
Income tax expense	3,935	0.7%	75	0.0%
	______________		_______________
Income (loss) before extraordinary item	(27,415)	-4.7%	(137,976)	-20.8%
Extraordinary item - gain on debt discharge	265,978	45.3%	-	0.0%
	______________		_______________
Net income (loss)	$ 238,563	40.6%	$(137,976)	-20.8%

Basic & Diluted earnings (loss) per common share data:
Basic & Diluted earnings (loss) per common share before extraordinary item	$ (1.37)		$ (4.91)
Extraordinary item - gain on debt discharge per common share	13.32		-
	_______		________
Basic & Diluted earnings (loss) per common share	$ 11.94		$ (4.91)
	=====		======

Basic & Diluted weighted average common shares outstanding	19,973		28,096
	=====		======

	Proforma Thirty-nine Weeks Ended
	November 3, 2001		October 28, 2000
	Amount	% to Sales	Amount	% to Sales

Net sales	$ 583,591	100.0%	$ 500,000	100.0%	(a)
Cost of sales and related buying, occupancy and distribution expenses	402,987	69.1%	370,044	74.0%
	______________		_______________
Gross profit	180,604	30.9%	129,956	26.0%
Selling, general and administrative expenses	124,581	21.3%	112,874	22.6%	(a),(b)
Reorganization items and store closure costs	-	0.0%	-	0.0%	(a)
Fresh-start adjustments	-	0.0%	-	0.0%	(c)
Interest, net	1,237	0.2%	1,237	0.2%	(d)
	______________		_______________
Income before income tax and extraordinary item	54,786	9.4%	15,845	3.2%
Income tax expense	21,367	3.7%	6,180	1.2%	(e)
	______________		_______________
Income before extraordinary item	33,419	5.7%	9,665	1.9%	(a)
Extraordinary item - gain on debt discharge	-	0.0%	-	0.0%	(c)
	______________		_______________
Net income	$ 33,419	5.7%	$ 9,665	1.9%	(a)

Basic & Diluted earnings per common share	$ 1.67		$ 0.48
	=====		======

Basic & Diluted weighted average common shares outstanding	19,973		19,973		(f)
	=====		======
Proforma EBITDA	$ 65,502	11.2%	$ 26,038	5.2%	(g)
	=====		======

     (1)   Actual results of operations are presented on a combined basis with operations prior to September 1, 2001 reflecting those of the predecessor company. The Company emerged from bankruptcy on August 24, 2001 (the "Effective Date"). For financial reporting purposes, the Effective Date was assumed to be September 1, 2001, the last day of the Company's seventh fiscal period. The adjustments to reflect the consummation of the Company's Plan of Reorganization, including the gain on discharge of pre-petition liabilities and the adjustment to record assets and liabilities at their fair value, were recorded on the Effective Date. Accordingly, the Company's post-reorganization financial statements are not comparable to the pre-reorganization financial statements.

  Reported results have been adjusted to eliminate the net expense resulting from the Company's Chapter 11 Proceedings, subsequent reorganization efforts and store closures. This includes the reported sales, cost of sales including occupancy costs and direct operating expenses of the stores included in the 1999 and 2000 Store Closure Programs and the six stores closed during 2001 prior to the Effective Date. Reported depreciation expense prior to the Effective Date is also adjusted for the impact of the basis reduction to recorded property, equipment and leasehold improvements due to fresh-start adjustments. The Company estimates the annual depreciation expense on the adjusted basis of depreciable assets owned as of Effective Date will be approximately $12.0 million annually. Proforma results include depreciation expense of $9.5 million and $9.0 million for the thirty-nine weeks periods ended November 3, 2001 and October 28, 2000.

  Securitization interest included in proforma results for each period presented is $6.3 million. Proforma securitization interest consists of (i) proforma interest of $5.0 million for thirty weeks based on $175.0 million of borrowings (based on outstanding borrowing levels at September 1, 2001) at an interest rate of 3.95% plus unused facility fees and amortization of debt issue costs and (ii) actual securitization interest of $1.3 million for the nine weeks ended November 3, 2001. Reported securitization interest of $7.5 million in the thirty-nine weeks ended October 28, 2000, has been eliminated. The adjustment to accrete yield on repurchased receivables of $9.0 million and $22.3 million in the thirty-nine weeks ended November 3, 2001 and October 28, 2000, respectively, has been eliminated.

  Reported results have been adjusted to eliminate the effect of fresh-start adjustments and the extraordinary item - gain on debt discharge.

  Proforma interest expense included for each period presented is based on (i) proforma interest of $1.0 million for thirty weeks based on fees associated with outstanding letters of credit of $14.1 million, amortization of debt issue costs and no outstanding borrowings and (ii) actual interest expense of $0.2 million for the nine weeks ended November 3, 2001. Reported interest expense related to pre-petition debt and debtor-in-possession financing of $10.7 million and $31.8 million in the thirty-nine weeks ended November 3, 2001 and October 28, 2000, respectively, has been eliminated.
  Reported tax expense has been adjusted to reflect a 39% effective rate.
  Weighted average shares outstanding represent the shares of new common stock issued under the Plan. All common share equivalents were anti-dilutive during the period.
  Proforma EBITDA calculated as follows:

	Thirty-Nine Weeks Ended
	November 3, 2001	October 28, 2000
Proforma income before income tax and extraordinary item	$54,786	$15,845
Proforma interest expense	1,237	1,237
Proforma depreciation expense	9,479	8,956
Proforma EBITDA	$65,502	$26,038
	======	======

Stage Stores, Inc.
Consolidated Balance Sheets
(in thousands, except par values)

	Reorganized	Predecessor
	Company	Company
	November 3, 2001	February 3, 2001
	(Unaudited)
ASSETS
Cash and cash equivalents	$ 17,870	$ 20,510
Retained interest in receivables sold	76,119	-
Accounts receivable, net	9,726	272,435
Merchandise inventories, net	227,798	218,683
Prepaid expenses and other current assets	9,998	15,577
	_____________	____________
Total current assets	341,511	527,205

Property, equipment and leasehold improvements, net	104,425	128,811
Other assets	5,978	9,983
	_____________	____________
Total assets	$ 451,914	$ 665,999
	==========	=========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Accounts payable	$ 77,497	$ 56,224
Accrued expenses and other current liabilities	53,006	46,644
Debtor-in-possession facility	-	224,288
Current portion of long-term debt	197	-
	_____________	____________
Total current liabilities	130,700	327,156

Long-term debt	873	-
Other long-term liabilities	14,210	4,362
Liabilities subject to compromise under reorganization proceedings	-	574,968
	_____________	____________
Total liabilities	145,783	906,486
	_____________	____________
Commitments and contingencies	-	-

Preferred stock, par value $1.00, non-voting,
3 shares authorized, no shares
issued or outstanding	-	-
Common stock, par value $0.01, 50,000 shares authorized,
19,973 shares issued and outstanding	200	-
Common stock, par value $0.01, 75,000 shares
authorized, 26,846 shares issued
and outstanding	-	268
Class B common stock, par value $0.01, non-voting,
3,000 shares authorized, 1,250 shares
issued and outstanding	-	13
Additional paid-in capital	299,800	267,002
Accumulated earnings (deficit)	6,131	(499,715)
Accumulated other comprehensive income (loss)	-	(8,055)
	_____________	____________
Stockholders' equity (deficit)	306,131	(240,487)
	_____________	____________
Total liabilities and stockholders' equity (deficit)	$ 451,914	$ 665,999
	==========	=========
Stage Stores, Inc.
Consolidated Statements of Cash Flows
(in thousands, except earnings per share)
(unaudited)

	Reorganized	Predecessor
	Company	Company
	Nine Weeks	Thirty Weeks	Thirty Nine Weeks
	Ended	Ended	Ended
	November 3, 2001	September 1, 2001	October 28, 2000

Cash flows from operating activities:
Net income (loss)	6,131	$ 232,432	$ (137,976)
Adjustments to reconcile net income (loss) to net cash
provided by (used in) operating activities:
Depreciation and amortization	2,732	13,165	16,585
Accretion of discount	-	-	436
Amortization of debt issue costs	229	2,882	5,242
Provision for bad debts	112	12,606	10,488
Adjustment to accrete yield on repurchased accounts receivable	-	9,000	22,165
Write-off of property, equipment and leasehold improvements
and other assets associated with closed stores	-	1,931	15,000
Fresh-start adjustments	-	35,249	-
Gain on debt discharge	-	(265,978)	-
Write-off of pre-petition debt issue costs and original issue discount	-	-	17,987
Write-off of goodwill and other intangibles	-	-	3,130
Write-down of undivided interest in account receivable trust	-	-	6,155
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	(217)	(255)	12,918
Increase in retained interest in receivables sold	(4,061)	-	-
Decrease (increase) in merchandise inventories	(45,959)	26,988	(10,199)
Decrease in other assets	2,947	858	7,384
Increase (decrease) in accounts payable and other liabilities	24,682	(2,547)	73,557
	______________	______________	_______________
Total adjustments	(19,535)	(166,101)	180,848
	______________	______________	_______________
Net cash (used in) provided by operating activities	(13,404)	66,331	42,872
	______________	______________	_______________
Cash flows from investing activities:
Additions to property, equipment and leasehold improvements	(6,833)	(6,318)	(3,848)
Proceeds from retirement of fixtures and equipment	-	355	567
	______________	______________	_______________
Net cash used in investing activities	(6,833)	(5,963)	(3,281)
	______________	______________	_______________
Cash flows from financing activities:
Proceeds from (payments on):
Debtor-in-possession credit facility	-	(224,288)	265,453
Pre-petition working capital facility	-	832	(13,000)
Net proceeds from securitization trust certificates	10,000	175,000	-
Long-term debt	-	(185)	(204)
Addition to debt issue costs	-	(4,130)	(10,605)
Repurchase of accounts receivable from accounts receivable trust	-	-	(286,503)
	______________	______________	_______________
Net cash provided by (used in) financing activities	10,000	(52,771)	(44,859)
	______________	______________	_______________
Net increase (decrease) in cash and cash equivalents	(10,237)	7,597	(5,268)
Cash and cash equivalents:
Beginning of period	28,107	20,510	20,179
	______________	______________	_______________
End of period	17,870	$ 28,107	$ 14,911
	==========	===========	===========
Supplemental disclosures:
Cash flow information:
Interest paid	$ 109	$ 11,053	$ 12,905
	==========	===========	===========
Income taxes paid	$ -	$ -	$ 7
	==========	===========	===========